CODE OF ETHICS

                                  POTOMAC FUNDS
                             POTOMAC INSURANCE TRUST
                                       and
                         RAFFERTY ASSET MANAGEMENT, LLC


                                 I. INTRODUCTION

     A. Fiduciary  Duty. This Code of Ethics has been adopted by the above named
        ----------------
trusts ("Trusts") and Rafferty Asset Management, LLC in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended. Capitalized terms used in this Code are defined in Appendix 1 to this Code. All Appendices referred to herein are attached to and are a part of this Code.

     This Code is based on the principle that the trustees, officers, and employees of Rafferty and the Trusts have a fiduciary duty to place the interests of the Funds ahead of their own interests. The Code applies to all Access Persons and focuses principally on preclearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Funds.

         As fiduciaries, Access Persons must at all times:

          1.  Place  the  interests  of the Funds  first.  Access  Persons  must
              -------------------------------------------
     scrupulously avoid serving their own personal interests ahead of the interests of the Funds. An Access Person may not induce or cause a Fund to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund. For example, an Access Person would violate this Code by causing a Fund to purchase a Security he or she owned for the purpose of increasing the price of that Security.

          2. Avoid taking  inappropriate  advantage of their  positions.  Access
             -----------------------------------------------------------
     Persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, prerequisites, or gifts from persons seeking business with the Trusts or Rafferty could call into question the exercise of an Access Person's independent judgment.

          3. Conduct all Personal  Securities  Transactions  in full  compliance
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     with this Code including the reporting  requirements.  Doubtful  situations
     -----------------------------------------------------
     should be resolved in favor of the Funds. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

     B.  Appendices to the Code. The appendices to this Code are attached to and
         -----------------------
are a part of the Code. The appendices include the following:

                  1. Definitions (Appendix 1),
                     -----------

                  2. Contact Persons (Appendix 2),
                     ---------------

                  3. Certification of Compliance with Code of Ethics (Appendix 3
                     -----------------------------------------------
                     and 3-I),
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                    a) Personal Securities Holdings and Accounts Disclosure Form
                       ---------------------------------------------------------
                       (Appendix 3-A)

                  4. Form Letter to Broker, Dealer or Bank (Appendix 4).
                     -------------------------------------

                  5. Report of Securities Transactions (Appendix 5)
                     ---------------------------------

                  6. Initial Public Offering / Private Placement Clearance Form
                     ----------------------------------------------------------
                     (Appendix 6)

     C.  Application of the Code to Independent  Fund Trustees.  Notwithstanding
         ------------------------------------------------------
the definition of Access Persons, the following provisions do not apply to Independent Fund Trustees and their Immediate Families.

                1. Personal Securities Transactions (Section II)
                2. Initial, Quaterly and Annual Holdings Reporting Requirements
                   (Section III.A.)
                3. Receipt and Giving of Gifts (Section IV.B.)
                4. Restrictions on Service as a Director of a Publicly-Traded
                   Company (Section IV.E.)

                      II. PERSONAL SECURITIES TRANSACTIONS
                          --------------------------------

         A. Prohibited Transactions.
            ------------------------

          1.  Prohibited  Securities  Transactions.   The  following  Securities
              -------------------------------------
     Transactions are prohibited and will not be authorized by the Compliance Officer (or a designee) absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

               a. Initial Public  Offerings  (Investment  Personnel  only).  Any
                  ---------------------------------------------------------
          purchase of Securities by Investment Personnel in an initial public offering (other than a new offering of a registered open-end investment company). However, if authorized, the Compliance Officer will maintain a record of the reasons for such authorization (see Appendix 6).

               b. Pending Buy or Sell Orders  (Investment  Personnel  Only). Any
                  ----------------------------------------------------------
          purchase or sale of Securities by Investment Personnel on any day during which any Fund has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn.

               c. Seven-Day Blackout (Investment  Personnel Only).  Purchases or
                  -----------------------------------------------
          sales of Securities by Investment Personnel within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by the Funds. For example, if a Fund trades a Security on day one, day eight is the first day the Investment Personnel may trade that Security for an account in which he or she has a beneficial interest.

               d.  Intention  to Buy or Sell for a Fund  (all  Access  Persons).
                   -------------------------------------------------------------
          Purchases or sales of Securities by an Access Person at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of a Fund. This prohibition applies whether the Securities Transaction is in the same direction (e.g., two purchases) or the opposite direction (a purchase and sale) as the transaction of the Fund.

          2. Always Prohibited Securities Transactions. The following Securities
             ------------------------------------------
     Transactions   are  prohibited  and  will  not  be  authorized   under  any
     circumstances.

               a. Inside  Information.  Any  transaction  in a Security while in
                  --------------------
          possession of material nonpublic information regarding the Security or the issuer of the Security.

               b. Market Manipulation. Transactions intended to raise, lower, or
                  --------------------
          maintain the price of any Security or to create a false appearance of active trading.

               c.  Others.  Any  other  transactions  deemed  by the  Compliance
                   -------
          Officer (or a designee) to involve a conflict of interest, possible diversions of a corporate opportunity, or an appearance of impropriety.

          3. Private  Placements  (Investment  Personnel  only).  Acquisition of
             ---------------------------------------------------
     Beneficial Interests in Securities in a private placement by Investment Personnel is strongly discouraged. The Compliance Officer (or a designee) will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Fund and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. If a private placement transaction is permitted, the Compliance Officer will maintain a record of the reasons for such approval (see Appendix 6). Investment Personnel who have acquired securities in a private placement are required to disclose that investment to the Compliance Officer when they play a part in any subsequent consideration of an investment in the issuer by a Fund, and the decision to purchase securities of the issuer by a Fund must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

     B. Exemptions.
        -----------

          1.  The  following   Securities   Transactions  are  exempt  from  the
     restrictions set forth in Section II.A.

               a. Mutual Funds.  Securities  issued by any  registered  open-end
                  -------------
          investment companies (including the Funds);

               b. No Knowledge. Securities Transactions where neither the Access
                  -------------
          Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

               c. Certain  Corporate  Actions.  Any  acquisition  of  Securities
                  ----------------------------
          through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

               d. Rights.  Any acquisition of Securities through the exercise of
                  -------
          rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

               e. Miscellaneous.  Any transaction in the following: (1) bankers'
                  --------------
          acceptances,  (2) bank certificates of deposit,  (3) commercial paper,
          (4) high quality short-term debt, including repurchase agreements, (5)

          Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

          2. Personal Transactions in Securities that also are being purchased, sold or held by a Fund are exempt from the prohibitions of Sections II.A.1.b, and c, if the Access Person does not, in connection with his or her regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of Securities by that Fund.

          The Securities Transactions listed in Section II in this subsection are not exempt from the reporting requirements of the Code.

          3. Application to Commodities, Futures, Options on Futures and Options on Broad-Based Indices. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures are not subject to the seven-day blackout and prohibited transaction provisions of Section II.A., but are subject to transaction reporting.

                           III. REPORTING REQUIREMENTS
                                ----------------------

          A. Reporting Requirements for all Access Persons Except Independent Fund Trustees

               1. Initial Holdings and Accounts  Report.  Any person who becomes
                  --------------------------------------
          an Access Person of Rafferty or the Funds must submit within 10 days of becoming an Access Person an Initial Holdings and Accounts Report (see Appendix 3-A) to the Compliance Officer listing all Securities accounts and securities that he or she holds in such accounts in which that Access Person (or Immediate Family member) has Beneficial Interest..

               2.  Quarterly  Reporting  Requirements.  Every Access  Person and
                   -----------------------------------
          members of his or her Immediate Family must arrange for the Compliance Officer to receive directly from any broker, dealer, or bank that effects any Securities Transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person has a Beneficial Interest. Attached hereto as Appendix 4 is a form of letter that may be used to request such documents from such entities. All copies must be received no later than 10 days after the end of the calendar quarter. Each confirmation or statement must disclose the following information:

                        a) the date of the transaction;
                        b) the title (and interest rate and maturity date, if
                           applicable)
                        c) the number of shares and principal amount
                        d) the nature of the transaction (e.g., purchase, sale);
                        e) the price of the Security; and
                        f) the name of the broker, dealer or bank through which
                           the trade was effected.

          If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent that contain the information required above, the Access Person must submit a Quarterly Transaction Report (see Appendix 5) within 10 days after the completion of each calendar quarter to the Compliance Officer.

          3. Every Access Person who establishes a Securities account during the quarter in which that Access Person (or Immediate Family member) has Beneficial Interest must submit an Account Report (see Appendix 5) to the Compliance Officer. This report must be submitted to the Compliance Officer within 10 days after the completion of each calendar quarter.

          4. Annual  Holdings and  Accounts  Report.  Every  Access  Person must
             ---------------------------------------
     submit an Annual Holdings and Accounts Report (see Appendix 3-A) listing all Securities accounts and securities in which that Access Person (or Immediate Family member) has Beneficial Interest. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted. The completed report should be submitted to the Compliance Officer by December 31 following the end of the calendar year.

     B. Reporting Requirements for Independent Fund Trustees
        ----------------------------------------------------

          Each Independent Fund Trustee (and their Immediate Families) must report to the Compliance Officer any trade in a Security by any account in which the Independent Fund Trustee has any Beneficial Interest if the Independent Fund Trustee knew or, in the ordinary course of fulfilling his or her duty as a Trustee of the Trusts, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Security by the Trustee such Security (or an Equivalent Security) was or would be purchased or sold by the Fund or such purchase or sale by the Fund was or would be considered by the Fund or by Rafferty for the Fund. Independent Fund Trustees who need to report such transactions should refer to the procedures outlined in Section III.A.2.

     C. Exemptions, Disclaimers and Availability of Reports
        ---------------------------------------------------

          1. A Securities Transaction involving the following circumstances or Securities are exempt from the Reporting Requirements discussed above: (1) neither the Access Person nor an Immediate Family Member had any direct or indirect influence or control over the transaction; (2) Securities directly issued by the U.S. Government; (3) bankers' acceptances; (4) bank certificates of deposit; (5) commercial paper; (6) high quality short-term debt instruments, including repurchase agreements; (7) shares issued by open-end mutual funds; and (7) other Securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

          In addition, no Access Person of Rafferty shall be required to make a Quarterly Transaction Report where such report would duplicate information recorded by Heritage pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940.

          2. Disclaimers. Any report of a Securities Transaction for the benefit
             ------------
     of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

          3. Availability of Reports.  All information supplied pursuant to this
             ------------------------
     Code may be made available for inspection to the Board of Trustees of the Trusts, the Board of Directors of Rafferty, the Compliance Officer, any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which Rafferty is a member, any state securities commission, and any attorney or agent of the foregoing or of the Trusts.

                              IV. FIDUCIARY DUTIES
                                  ----------------

          A.  Confidentiality.  Access  Persons are  prohibited  from  revealing
              ----------------
     information relating to the investment intentions, activities or portfolios of the Funds except to persons whose responsibilities require knowledge of the information.

          B. Gifts.  The following  provisions on gifts apply to all  Investment
             ------
     Personnel.

               1. Accepting  Gifts. On occasion,  because of their position with
                  -----------------
          the Trusts, Investment Personnel may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the Trusts and Rafferty. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

                           If an Investment Person receives any gift that might be prohibited under this Code, the Investment Person must inform the Compliance Officer.

               2.  Solicitation of Gifts.  Investment  Personnel may not solicit
                   ----------------------
          gifts or gratuities.

               3. Giving Gifts. Investment Personnel may not personally give any
                  -------------
          gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of Rafferty.

          C.  Corporate  Opportunities.  Access  Persons  may not take  personal
              -------------------------
     advantage of any opportunity properly belonging to the Trusts or Rafferty. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for a Fund.

          D. Undue  Influence.  Access Persons may not cause or attempt to cause
             -----------------
     any Fund to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person or Immediate Family member stands to benefit materially from an investment decision for a Fund which the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Fund (or, if the Access Person in question is a person with authority to make investment decisions for the Fund, to the Compliance Officer) any Beneficial Interest that the Access Person (or Immediate Family member) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family member) or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the Compliance Officer, must determine whether or not the Access Person will be restricted in making investment decisions.

          E. Service as a Director.  No Investment Person may serve on the board
             ----------------------
     of directors of a publicly-held company (other than the Trusts) absent prior written authorization by the Compliance Officer. This authorization will rarely, if ever, be granted and, if granted, normally will require that the affected Investment Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits.

                     V. COMPLIANCE WITH THIS CODE OF ETHICS
                        -----------------------------------

          A. Compliance Officer Review
             -------------------------

               1.  Investigating  Violations of the Code. The Compliance Officer
                   -------------------------------------------------------------
          is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the President of Rafferty. The President of Rafferty together with the Compliance Officer are responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code by an Access Person will be reported to the Boards of Trustees of the Trusts no less frequently than each regular quarterly meeting.

               2. Annual Reports. The Compliance Officer will review the Code at
                  ---------------
          least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the Boards of Trustees of the Trusts:

                    a.  Summarizing  existing  procedures   concerning  personal
               investing and any changes in the procedures made during the past year;

                    b. Identifying any violation requiring  significant remedial action during the past year; and

                    c.   Identifying   any   recommended   changes  in  existing
               restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

          B. Remedies
             --------

               1.  Sanctions.  If the  Compliance  Officer and the  President of
                   ----------
          Rafferty determine that an Access Person has committed a violation of the Code following a report of the Compliance Officer, the Compliance Officer and the President of Rafferty may impose sanctions and take other actions as they deem appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Compliance Officer and the President of Rafferty also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Compliance Officer and the President of Rafferty and shall be forwarded to a charitable organization selected by the Compliance Officer and the President of Rafferty. The Compliance Officer and the President of Rafferty may not review his or her own transaction.

               2. Sole  Authority.  The Compliance  Officer and the President of
                  ----------------
          Rafferty  have sole  authority,  subject  to the  review  set forth in
          Section V.B.3 below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

                  3. Review. Whenever the Compliance Officer and the President
                     -------
         of Rafferty determine that an Access Person has committed a violation of this Code that merits remedial action, they will report no less frequently than quarterly to the Boards of Trustees of the Trusts, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Trustees of the Trusts may modify such sanctions as it deems appropriate. The Boards of Trustees of the Trusts and the Compliance Officer and the President of Rafferty shall have access to all information considered by the Compliance Officer in relation to the case. The Compliance Officer may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board.

          C.  Exceptions  to the  Code.  Although  exceptions  to the Code  will
              -------------------------
     rarely, if ever, be granted, the Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Officer finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Boards of Trustees of the Trusts at its next regularly scheduled meeting after the exception is granted.

          D.  Compliance  Certification.  Each  current  Access  Person and each
              --------------------------
     newly-hired Access Person shall certify that he or she has received, read and understands the Code by executing the Certification of Compliance with the Code of Ethics form (see Appendix 3). In addition, by December 31 following the end of the prior calendar year, all Access Persons will be required to re-certify on such form (see Appendix 3) that they have read and understand the Code, that they have complied with the requirements of the Code, and that they have reported all Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. Independent Fund Trustees should complete Appendix 3-I only.

          E. Inquiries  Regarding the Code.  The Compliance  Officer will answer
             ------------------------------
     any questions about the Code or any other compliance-related matters.



August 26, 1997, as amended February 24, 2000

                                                                     Appendix 1


                                   DEFINITIONS

     "Access Person" means any trustee,  director, officer or Advisory Person of
      -------------
Rafferty or the Trusts.

     "Advisory  Person" means (1) any employee of Rafferty and the Trusts (or of
      ----------------
any company in a control relationship with such companies) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Funds, or whose functions relate to the making of any recommendation with respect to such purchases or sales, and (2) any natural person in a control relationship to such companies who obtains information concerning the recommendations made to the Funds with respect to the purchase and sale of securities by the Funds.

     "Beneficial  Interest"  means  the  opportunity,  directly  or  indirectly,
      --------------------
through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "Code" means this Code of Ethics, as it may be amended from time to time.
      ----

     "Compliance  Officer"  means the  Compliance  Officer of  Rafferty  and the
      -------------------
persons designated in Appendix 2, as such Appendix shall be amended from time to time.

     "Equivalent  Security"  means any Security issued by the same entity as the
      --------------------
issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

     "Fund" and "Funds" mean one or more of the portfolios of the Potomac Funds,
      ----------------
an investment company registered under the 1940 Act for which Rafferty serves as investment adviser.

     "Immediate  Family" of an Access Person means any of the following  persons
      -----------------
who reside in the same household as the Access Person:

     child                  grandparent                son-in-law
     stepchild              spouse                     daughter-in-law
     grandchild             sibling                    brother-in-law
     parent                 mother-in-law              sister-in-law
     stepparent             father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Officer determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "Independent  Fund  Trustee"  means  a  trustee  of a  Trust  who is not an
      --------------------------
"interested person" as that term is defined in Section 2(a)(19) of the 1940 Act.

     "Initial Public Offering" is an offering of securities registered under the
      -----------------------
Securities Act of 1933 by an issuer who immediately before the registration of such securities was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     "Investment  Personnel"  and  "Investment  Person"  mean (1)  employees  of
      ---------------------         ------------------
Rafferty or the Trusts (or of any company in a control relationship to such companies) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of a security, or (2) any natural person who controls Rafferty or the Trusts and who obtains information concerning recommendations made to the Funds regarding the purchase and sale of securities by the Funds. References to Investment Personnel include Portfolio Managers.

     "1940 Act" means the Investment Company Act of 1940, as amended.
      --------

     "Private  Placement"  means a limited  offering  exempt  from  registration
      ------------------
pursuant to Rules 504, 505 or 506 or under Section 4(2) or 4(6) of the Securities Act of 1933.

     "Portfolio  Manager" means a person who has or shares principal  day-to-day
      ------------------
responsibility for managing the portfolio of a Fund.

     "Rafferty" means Rafferty Asset Management, LLC.
      --------

     "SEC" means the Securities and Exchange Commission.
      ---

     "Security" includes stock, notes, bonds, debentures, and other evidences of
      --------
indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures and options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "Securities Transaction" means a purchase or sale of Securities in which an
      ----------------------
Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest.

     "Trusts" means the Potomac Funds and the Potomac  Insurance Trust,  each an
      ------
investment company registered under the 1940 Act.

                                                                     Appendix 2


                                 CONTACT PERSONS


COMPLIANCE OFFICER

1.       Barbara Laudisi
2.       Daniel O'Neill

                                                                     Appendix 3

                 CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS



         I acknowledge that I have received the Code of Ethics dated August 26, 1997, as amended on February 24, 2000, and certify that:

                  1. I have read the Code of Ethics and I understand that it applies to me and to all accounts in which I or a member of my Immediate Family has any Beneficial Interest.

                  2. In accordance with Section III.A. of the Code of Ethics, I will report or have reported all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section III.C.

                  3. I have listed on Appendix 3-A of this form all accounts and securities in which I have, or any member of my Immediate Family has, any Beneficial Interest.

                  4. I will comply or have complied with the Code of Ethics in all other respects.

                  5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code of Ethics.



                                      -------------------------------------
                                             Access Person's Signature

                                      -------------------------------------
                                                     Print Name
Date:____________________



                                  SEE NEXT PAGE

                                                                   Appendix 3-A

            PERSONAL SECURITIES HOLDINGS and ACCOUNTS DISCLOSURE FORM (for use as an Initial or Annual Holdings and Accounts Report)


     Pursuant to Section III.A.1 or III.A.3 of the Code of Ethics, please list all Securities accounts and Securities holdings for each Securities account in which you or your Immediate Family member has beneficial interest. You do not need to list those Securities that are exempt pursuant to Section III.C.


Is this an Initial or Annual Report?        _________________

Name of Access Person:                      ____________________________

Name of Account Holder:                     ____________________________

Relationship to Access Person:              ____________________________

SECURITIES HOLDINGS:
--------------------

Attach to this Report your most recent account statement and/or list Securities held below:

   Name of Security     Quantity    Principal Amo    Name of Broker/Dealer/Bank
   ----------------     --------    -------------    --------------------------

1.

2.

3.

4.

5.
(Attach separate sheets as necessary)


SECURITIES ACCOUNTS:
--------------------


 Account Name   Account Number  Date Account Opened   Name of Broker/Dealer/Bank
 ------------   --------------  -------------------   --------------------------
1.
2.
3.
4.
(Attach separate sheets as necessary)

         I certify that this Report and the attached statements (if any) constitute all the Securities accounts and Securities that must be reported pursuant to this Code.


------------------------------------
Access Person Signature


------------------------------------        --------------------------
Print Name                                  Date

                                                                   Appendix 3-I

                 CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                           (Independent Fund Trustees)


         I acknowledge that I have received the Code of Ethics dated August 26, 1997, as amended on February 24, 2000, and certify that:

                  1. I have read the Code of Ethics and I understand that it applies to me and to all accounts in which I or a member of my Immediate Family has any Beneficial Interest.

                  2. I will report or have reported all Securities Transactions required to be reported under Section III.B. of the Code in which I have, or a member of my Immediate Family has, a Beneficial Interest.

                  3. I will comply or have complied with applicable provisions of the Code of Ethics in all other respects.





                                            ------------------------------
                                            Trustee's Signature

                                            ------------------------------
                                            Print Name


Date:__________________

                                                                     Appendix 4


                    Form of Letter to Broker, Dealer or Bank



                                      (Date)


(Broker Name and Address)

         Subject: Account # _________________

Dear ________________:

     Rafferty Asset Management, LLC ("Rafferty"), my employer, is a registered investment adviser. In connection with the Code of Ethics adopted by Rafferty, I am required to request that you send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account to my employer. Please note that the confirmations and/or periodic statements must disclose the following information:

                1) date of the transaction;
                2) the title of the security (including interest rate and
                   maturity date) and price;
                3) the number of shares and principal amount;
                4) the nature of the transaction (e.g., purchase or sale); and
                5) the name of the firm effecting the trade.

If you are unable to provide this information, please let me know immediately. Otherwise, please address the confirmations and statements directly to:

                                    Mr. Steve Sprague
                                    Rafferty Asset Management,
                                    LLC 1311 Mamaroneck Avenue
                                    White Plains, New York 10605.

     Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me at (phone number) or Mr. Sprague at (914) 381-2838.


                                   Sincerely,


                                   (Name of Access Person)

                                                                     Appendix 5


                         REPORT OF SECURITY TRANSACTIONS
                       FOR QUARTER ENDED_________________


Access Persons other than Independent  Fund Trustees:  You do not need to report
-----------------------------------------------------
transactions in 1) direct obligations of the U.S. Government, 2) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments, 3) shares of an open-end investment company, and 4) transactions which you had no direct or indirect influence or control.

Independent Fund Trustees: If you are an Independent Fund Trustee, then you only
--------------------------
need to report a transaction if you, at the time of that transaction, knew or, in the ordinary course of fulfilling your official duties as a Trustee to the Potomac Funds, should have known that, during the 15-day period immediately before or after your transaction in a security,

        1) the Funds purchased or sold such security or
        2) the Funds or their investment adviser considered purchasing or selling such security.


Disclose all securities transactions for the period covered by this Report:

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------
                                                               Price at
    Name/Description of          Number         Date of          Which        Principal       Bought              Name of
         Security*               Shares       Transaction      Effected        Amount        or Sold         Broker/Dealer/Bank
----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------
----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------
----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------
----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------
----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------
----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------
----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------
----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------
* Please disclose the interest rate or maturity date, if applicable.


Did you establish any securities accounts during the period covered by this Report? ___ Yes ___ No

If Yes, please complete the following:


---------------------------------------------------------- --------------------------- ---------------------------
                                                                    Date of
                     Name of Broker                             Account Opening              Account Number
---------------------------------------------------------- --------------------------- ---------------------------
---------------------------------------------------------- --------------------------- ---------------------------

---------------------------------------------------------- --------------------------- ---------------------------
---------------------------------------------------------- --------------------------- ---------------------------

---------------------------------------------------------- --------------------------- ---------------------------
---------------------------------------------------------- --------------------------- ---------------------------

---------------------------------------------------------- --------------------------- ---------------------------



____ The above is a record of every transaction in a security or account opened which I had, or in which I acquired, any direct or indirect beneficial ownership during the period indicated above.

____ I certify that the Compliance Officer has received confirmations or account statements pertaining to all transactions executed and that disclose the information required above, and notice of any accounts opened, during the period covered by this Report.

____ I have nothing to report for the period covered by this Report.



Date:                                       Signature:
       ------------------------------       ---------------------------------

                                                                    Appendix 6

                   INITIAL PUBLIC OFFERING / PRIVATE PLACEMENT
                                 CLEARANCE FORM
                  (for the use of the Compliance Officer only)

     The Code of Ethics for Rafferty and the Potomac Funds prohibits any acquisition of securities in an initial public offering (other than shares of open-end investment companies) and private placement by any Investment Person. In cases of exceptional circumstances, however, investments in such securities may be permitted. In these instances, a record of the rationale supporting the approval of such transactions must be completed and retained for a period of 5 years after the end of the fiscal year in which approval is granted. This form should be used for such record keeping purposes.



Name of Investment Person:          _________________________________

Date of Request:                    _________________________________

Name of IPO / Private Placement:    _________________________________

Date of Offering:                   _________________________________

Number of Shares/Interests          _________________________________

Price:                              _________________________________

Name of Broker/Dealer/Bank          _________________________________


___ I have cleared the IPO / Private Placement transaction described above.

         Reasons supporting the decision to approve the above transaction:







                                        ------------------------------------
                                              Name of Compliance Officer


                                         ------------------------------------
                                            Signature of Compliance Officer

                                          ------------------------------------
                                                           Date